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                                                                    Exhibit 99.1

             TECUMSEH PRODUCTS COMPANY ANNOUNCES OPERATIONAL ACTIONS
                          AND SELECTED STAFF REDUCTIONS

TECUMSEH, Mich., April 27, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") today announced that, to further improve the Company's operating efficiency and help position it for a return to profitability, it is downsizing certain of its non-core operations and eliminating a total of approximately 310 associated positions.

The actions will simplify the Company's management structure and eliminate duplicative and unnecessary activities. The moves include trimming staff at seven North American facilities and one in the Czech Republic, and reducing overhead supporting those and other operations. These initiatives will have no impact on Tecumseh's ongoing support for its product offerings, including its Scroll compressor and the specialty compressor products marketed under its Masterflux brand.

James J. Bonsall, Tecumseh's President and Chief Operating Officer, said: "It is always regrettable when a company must reduce headcount to achieve the necessary level of operational efficiency and profitability. Nevertheless, our customers should see virtually no change as a result of the moves announced today."

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates;
vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; and xviii) the ongoing financial health of major customers.
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The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:       Roy Winnick or Michael Freitag
                Kekst and Company
                212-521-4842 or 4896
                roy-winnick@kekst.com
                michael-freitag@kekst.com

                Teresa Hess
                Director, Investor Relations
                Tecumseh Products Company
                517-423-8455
                teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

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